EXHIBIT 99.01

CONTACTS:

	For Media Inquiries: Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 jared.tipton@cepheid.com	For Investor Inquiries: Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 jacquie.ross@cepheid.com

Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: 408.541.4191 Fax: 408.541.4192

CEPHEID REPORTS THIRD QUARTER REVENUE OF $44.9 MILLION

GeneXpert® System Momentum Drives 71% Year-Over-Year Growth in Core Clinical Business

SUNNYVALE, California, October 28, 2008 – Cepheid (Nasdaq: CPHD) today reported revenue for the third quarter of 2008 of $44.9 million, an increase of 24% over the third quarter of fiscal 2007. Net loss was $6.5 million, or $(0.11) per share, which compares to revenue of $36.3 million and a net loss of $4.7 million, or $(0.09) per share, in the third quarter of fiscal 2007.

Excluding amortization of purchased intangible assets and stock compensation expenses, non-GAAP net loss for the third quarter was $2.3 million, or $(0.04) per share. This compares to a non-GAAP net loss of $1.5 million, or $(0.03) per share, in the third quarter of fiscal 2007.

“With very strong North American system placements and record MRSA test revenue, our third quarter results highlight the continued momentum of Cepheid’s industry-leading GeneXpert System,” said John Bishop, Cepheid’s Chief Executive Officer. “Approximately 74% of U.S. system placements in the third quarter were of our GX-16 which should help to position accounts to take full advantage of our rapidly-developing test menu. With the two additional Xpert tests cleared by the FDA within the last month, and an aggressive development pipeline that expands beyond Healthcare Associated Infections into women’s health, critical infectious disease and oncology, our GeneXpert System is rapidly earning its reputation as the molecular platform of choice for on-demand testing.”

Operational Overview

–	Total product sales increased 25% to $42.4 million, from $34.0 million in the third quarter of fiscal 2007. By industry, product sales were, in millions:

	Three Months Ended September 30
	2008	2007	Change
Core Clinical	$28.0	$16.4	71%
Clinical Partner	1.6	4.3	–64%
Total Clinical	29.6	20.7	43%
Industrial	4.2	4.4	–4%
Biothreat	8.6	8.9	–3%
Total Product Sales	$42.4	$34.0	25%

–	By geography, product sales were, in millions:

	Three Months Ended September 30
	2008	2007	Change
North America	$35.8	$27.6	30%
International	6.6	6.4	2%
Total Product Sales	$42.4	$34.0	25%

–

During the quarter, Cepheid installed a total of 115 GeneXpert systems and 879 modules. As of September 30, 2008, a cumulative total of 848 GeneXpert systems and 4,509 modules have been placed worldwide.

–	GAAP gross margin on product sales was 44% and non-GAAP gross margin on product sales was 46%, which compares to 41% and 43% in the third quarter of fiscal 2007.

–	Cash, cash equivalents and investments were $45.4 million as of September 30, 2008, including $21.0 million of auction rate securities.

–	DSO improved to 36 days.

Business Outlook

For the fiscal year ending December 31, 2008, the Company expects:

–	Total revenue to be in the range of $174 to $176 million, of which product sales are expected to be in the range of $164 to $166 million.

¡	Xpert MRSA test sales are expected to be in the range of $49 to $51 million.

–	Net loss for 2008 is expected to be in the range of $22.5 to $23.5 million, or $(0.39) to $(0.41) per share.

–	On a non-GAAP basis, net loss is expected to be in the range of $6.5 to $7.5 million, or $(0.11) to $(0.13) per share.

–	Non-GAAP net loss excludes approximately $15 million related to stock compensation expense and $1 million related to the amortization of acquired intangibles.

Accessing Cepheid’s Q308 Results Conference Call

The company will host a management presentation at 2:00 p.m. Pacific Time on Tuesday, October 28, 2008 to discuss the results. To access the live webcast, please visit Cepheid’s website at www.cepheid.com/investors at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

Interested participants and investors may also listen to the live teleconference call by dialing 866-271-5140 (domestic) or 617-213-8893 (international), and entering participant code 47767586. A replay will be available for seven days beginning at about 4 p.m. Pacific Time. Access numbers for this replay are 888-286-8010 (domestic) and 617-801-6888 (international), with participant code 68801630.

About Cepheid

Cepheid (Nasdaq: CPHD), based in Sunnyvale, Calif., is an on-demand molecular diagnostics company that develops, manufactures, and markets fully-integrated systems and tests for genetic analysis in the clinical, industrial and biothreat markets. The Company’s systems enable rapid, sophisticated genetic testing for organisms and genetic-based diseases by automating otherwise complex manual laboratory procedures. Cepheid’s easy-to-use systems integrate a number of complicated and time-intensive steps, including sample preparation, DNA amplification and detection, which enable the analysis of complex biological samples in its proprietary test cartridges. Through its strong molecular biology capabilities, the Company is focusing on those applications where rapid molecular testing is particularly important, such as identifying infectious disease and cancer in the clinical market; food, agricultural, and environmental testing in the industrial market; and identifying bio-terrorism agents in the biothreat market.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include employee share-based compensation expense and amortization of purchased intangible assets. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Employee share-based compensation expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under SFAS 123(R). The Company excludes employee share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, as the Company applies SFAS 123(R), it believes that it is useful to investors to understand the impact of the application of SFAS 123(R) to its results of operations.

Amortization of purchased intangible assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth in clinical product sales, product pipeline, future revenues and gross margin and demand for certain products, future net income and other future operating results. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our success in increasing direct sales and the effectiveness of new sales personnel; the performance and market acceptance of new products; sufficient customer demand; our ability to develop and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites; changes in the protocols or levels of testing for MRSA and other Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the mix of products sold, which can affect gross margins; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; unforeseen development and manufacturing problems; the potential need for additional intellectual property licenses for new tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the Company’s ability to continue to realize manufacturing efficiencies, which are an important factor in improving gross margins; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; the impact of acquisitions; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K for 2007 and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenues:
System sales	$13,961	$15,911	$40,708	$32,142
Reagent and disposable sales	28,432	18,105	82,558	47,525

Total product sales	42,393	34,016	123,266	79,667
Other revenues	2,522	2,313	8,532	9,379

Total revenues	44,915	36,329	131,798	89,046

Costs and operating expenses:
Cost of product sales	23,623	19,966	69,479	47,722
Collaboration profit sharing	2,460	2,729	8,970	8,957
Research and development	11,611	8,371	32,473	22,732
Sales and marketing	7,871	6,411	22,246	15,971
General and administrative	5,517	4,445	15,782	12,418

Total costs and operating expenses	51,082	41,922	148,950	107,800

Loss from operations	(6,167)	(5,593)	(17,152)	(18,754)
Other income (expense), net	(906)	852	567	2,619

Net loss before income tax benefit	(7,073)	(4,741)	(16,585)	(16,135)
Income tax benefit	614	—	750	—

Net loss	$(6,459)	$(4,741)	$(15,835)	$(16,135)

Basic and diluted net loss per share	$(0.11)	$(0.09)	$(0.28)	$(0.29)

Shares used in computing basic and diluted net loss per share	57,538	55,356	56,917	55,174

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$24,389	$16,476
Marketable securities	—	27,550
Accounts receivable, net	17,883	21,263
Inventory	29,870	23,821
Prepaid expenses and other current assets	3,751	2,565

Total current assets	75,893	91,675
Property and equipment, net	23,412	17,174
Investments	21,023	—
Other non-current assets	422	923
Intangible assets	37,163	40,629
Goodwill	17,514	14,844

Total assets	$175,427	$165,245

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,079	$10,587
Accrued compensation	6,519	8,573
Accrued royalties	7,442	6,913
Accrued collaboration profit sharing	1,070	522
Accrued and other liabilities	7,563	4,742
Income tax payable	—	213
Deferred revenue	3,146	4,016

Total current liabilities	39,819	35,566
Deferred revenue	1,798	2,054
Other liabilities	3,663	690

Total liabilities	45,280	38,310

Shareholders’ equity:
Common stock	266,784	254,807
Additional paid-in capital	37,891	26,697
Accumulated other comprehensive income (loss)	(3,784)	340
Accumulated deficit	(170,744)	(154,909)

Total shareholders’ equity	130,147	126,935

Total liabilities and shareholders’ equity	$175,427	$165,245

CEPHEID

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30,
	2008	2007
Cash flows from operating activities:
Net loss	$(15,835)	$(16,135)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,569	4,023
Amortization of intangible assets	3,465	3,141
Amortization of prepaid compensation expense	189	247
Stock-based compensation related to employees and consulting services rendered	10,837	7,299
Deferred rent	304	76
Changes in operating assets and liabilities:
Accounts receivable	3,380	(9,336)
Inventory	(5,692)	(9,540)
Prepaid expenses and other current assets	(1,567)	(709)
Other non-current assets	(178)	210
Accounts payable and other current liabilities	7,391	3,219
Income taxes payable	(213)	—
Accrued compensation	(2,052)	914
Accrued expense for patent-related matter	—	(3,350)
Deferred revenue	(1,119)	759

Net cash provided by (used in) operating activities	3,479	(19,182)

Cash flows from investing activities:
Capital expenditures	(12,778)	(4,666)
Acquisition of leasehold improvements	327	—
Payments for technology licenses	—	(4,737)
Cost of Sangtec acquisition, net of cash acquired	—	(27,454)
Proceeds from maturities of marketable securities	2,550	46,500
Proceeds from the sale of property and equipment	1,723	24
Purchases of marketable securities and investments	—	(1,800)
Transfer to unrestricted cash	517	—

Net cash provided by (used in) investing activities	(7,661)	7,867

Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options and awards	11,977	2,656
Principal payments under equipment financing	—	(316)
Payment of note payable	(4)	(46)

Net cash provided by financing activities	11,973	2,294

Effect of exchange rate change on cash	122	104

Net increase (decrease) in cash and cash equivalents	7,913	(8,917)
Cash and cash equivalents at beginning of period	16,476	17,186

Cash and cash equivalents at end of period	$24,389	$8,269

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Cost of product sales	$23,623	$19,966	$69,479	$47,722
Stock compensation expense	(419)	(229)	(1,016)	(531)
Amortization of acquired inventory step-up in basis	—	—	—	(170)
Amortization of purchased intangible assets	(241)	(199)	(723)	(496)

Non-GAAP measure of cost of product sales	$22,963	$19,538	$67,740	$46,525

Gross margin on product sales per GAAP	44%	41%	44%	40%
Gross margin on product sales per Non-GAAP	46%	43%	45%	42%

Research and development	$11,611	$8,371	$32,473	$22,732
Amortization of purchased intangible assets	(23)	(24)	(71)	(72)
Stock compensation expense	(1,485)	(1,319)	(4,162)	(3,110)

Non-GAAP measure of cost of research and development	$10,103	$7,028	$28,240	$19,550

Sales and marketing	$7,871	$6,411	$22,246	$15,971
Amortization of purchased intangible assets	(21)	(14)	(63)	(37)
Stock compensation expense	(868)	(703)	(2,622)	(1,498)

Non-GAAP measure of cost of sales and marketing	$6,982	$5,694	$19,561	$14,436

General and administrative	$5,517	$4,445	$15,782	$12,418
Stock compensation expense	(1,097)	(750)	(3,037)	(2,161)

Non-GAAP measure of cost of general and administrative	$4,420	$3,695	$12,745	$10,257

Income (Loss) from Operations	$(6,167)	$(5,593)	$(17,152)	$(18,754)
Stock compensation expense	3,869	3,001	10,837	7,300
Amortization of acquired inventory step-up in basis	—	—	—	170
Amortization of purchased intangible assets	285	237	857	605

Non-GAAP measure of Income (Loss) from Operations	$(2,013)	$(2,355)	$(5,458)	$(10,679)

Net Income (Loss)	$(6,459)	$(4,741)	$(15,835)	$(16,135)
Stock compensation expense	3,869	3,001	10,837	7,300
Amortization of acquired inventory step-up in basis	—	—	—	170
Amortization of purchased intangible assets	285	237	857	605

Non-GAAP measure of Net Income (Loss)	$(2,305)	$(1,503)	$(4,141)	$(8,060)

Basic and Diluted net income (loss) per share	$(0.11)	$(0.09)	$(0.28)	$(0.29)
Stock compensation expense	$0.07	$0.06	$0.19	$0.13
Amortization of acquired inventory step-up in basis	$—	$—	$—	$—
Amortization of purchased intangible assets	$—	$—	$0.02	$0.01

Non-GAAP measure of Net Income (Loss)	$(0.04)	$(0.03)	$(0.07)	$(0.15)

Shares used in computing basic and diluted net income (loss) per share	57,538	55,356	56,917	55,174

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